Exhibit 23

          Consent of KPMG Peat Marwick LLP to the incorporation of their report dated January 30, 1998, relating to certain consolidated financial statements of Brenton Banks, Inc. into the Registration Statement on Form S-8 of Brenton Banks, Inc.
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
AUDITORS' CONSENT

The Board of Directors
Brenton Banks, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Brenton Banks, Inc. of our report dated January 30, 1998, relating to the consolidated statements of condition of Brenton Banks, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in common stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997, annual report on Form 10-K of Brenton Banks, Inc.


                                       /s/ KPMG Peat Marwick LLP
                                       KPMG Peat Marwick LLP


Des Moines, Iowa
March 25, 1998
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